Exhibit 99.1

C O R P O R A T E P A R T I C I P A N T S

Hu Xiaoming, Chairman, President and Chief Executive Officer

Zhu Xiaoying, Interim Chief Financial Officer

Kewa Luo, Manager, Investor Relations

C O N F E R E N C E C A L L P A R T I C I P A N T S

Arthur Porcari, Corporate Strategies Inc.

Ted Schwartz, private investor

Mike Pfeffer, Oppenheimer

Michael Fearnow, Focus Tech Investments

Karl Sherer, Ragir Consulting

Walter Hill, Carty & Company

Jack Cronen, private investor

Frank Blatterman, private investor

Li Gao, private investor

William Northup, private investor

Bob Jackson, private investor

Marc Guest, Synergence Ventures Corp.

P R E S E N T A T I O N

Operator:

Good day and welcome to Kandi Technologies First Quarter 2019 Financial Results Call. Today’s conference is being recorded. At this time, I’d like to turn the conference over to Kewa Luo, IR Manager. Please go ahead.

Kewa Luo:

Thank you Operator. Hello everyone and welcome to Kandi Technologies Group Inc. first quarter 2019 earnings conference call. The Company distributed its earnings press release earlier today and you can find a copy on Kandi’s website at www.kandivehicle.com. With us today are Kandi’s Founder, Chairman, and Chief Executive Officer, Mr. Hu Xiaoming, and Interim Chief Financial Officer, Ms. Zhu Xiaoying. Mr. Hu and Ms. Zhu will deliver prepared remarks followed by a question and answer session.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Before we get started, I’m going to review the Safe Harbor statement regarding today’s conference call. Please note that the discussions today will contain forward-looking statements made under the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995. Forward-looking statements involve inherent risks and uncertainties. As such, the Company’s results may differ materially from the views expressed today. Further information regarding these and other risks and uncertainties are included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018 and in other documents filed with the US Securities and Exchange Commission. Kandi does not assume any obligation to update any forward-looking statements except as required under applicable law.

As a reminder, this conference call is being recorded. In addition, an audio webcast of this conference will be available on Kandi’s Investor Relations website.

I will now turn the call over to Kandi’s Founder, Chairman and CEO, Mr. Hu Xiaoming.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay. Hello ladies and gentlemen. Thank you for joining our first quarter 2019 earnings conference call. Total revenues in the first quarter increased 116.8%, which represents an incredible year-over-year growth; however, the Chinese government’s national subsidy policy adjustment during the first quarter coupled with the JV company’s pending restructuring, which is taking place in order to maximize the JV company’s ability to grow into a prominent company, has resulted in our modifying the JV company’s business development plan with respect to its integration into Geely under Geely’s management as a primary shareholder. This transition period has directly impacted production and sales, causing a loss for the JV company. Despite this transitional period, the JV company has made many meaningful advances in the first quarter.

In the beginning of the year, Kandi received an approval notice from Jiangsu Development and Reform Commission with respect to Kandi Jiangsu’s application to an annual capacity of 50,000 pure electric vehicle projects, which we prepared for two years. This approval gives Kandi Jiangsu a license to build a factory for EV manufacturing. In April, a team of EV industry experts from the Ministry of Industry and Information Technology came to conduct an on-site technical review, and we are currently anticipating approval. If the approval arrives, Kandi JV will qualify for dual production licenses as a state-recognized automobile production and sales enterprise.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Additionally, Kandi has taken advantage of every available opportunity to get into the online ride hailing market by signing cooperative agreements with several major industry players, such as Zhejiang Ruibo, Cao Cao Zhuan Che, China Resources Zhejiang, and Didi Chuxing to provide government accredited EVs. We strongly believe that car sharing is a promising area with significant room for growth, and that the Company’s continued efforts in laying the foundations for supplying government accredited EVs to drive sales growth will allow us to regain our position as the leading electric vehicle products manufacturers in the market. Furthermore, the JV company will be able to achieve faster growth with Geely’s cooperative resources and branding profile. While the restructuring reduces Kandi’s equity stake in the JV company to 22%, we believe that the value of Kandi’s 22% equity ownership in the JV company following the restructuring will far exceed Kandi’s original 50% equity in the future.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Now I would like to turn the call to our Chief Financial Officer, Ms. Zhu Xiaoying to give you more details on our financial highlights. After that, I will take questions. Thank you.

Zhu Xiaoying:

(Chinese spoken)

Thank you, Mr. Hu. Hello everyone on the call. Now I would like to provide a brief overview of our financial results for the first quarter 2019. Please note that all numbers I will discuss today are in US dollars unless otherwise noted.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

First let me walk you through the first quarter financial results in 2019. Total net revenues for the first quarter of 2019 were $18.1 million, an increase of $9.7 million or 116.8% from $8.3 million in 2018. The increase in revenues was due to an increase in sales of both the EV parts and off-road vehicles during the quarter.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

EV parts sales were approximately $12.8 million in the first quarter of 2019, accounting for 70% of our total net revenues, an increase of $6.4 million or 100.4% from $6.4 million compared to 2018.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

Revenue from sales of off-road vehicles were $5.3 million in the first quarter, accounting for approximately 29.3% of our total net revenue, an increase of $3.3 million or 169.8% compared to the same period of 2018. The increase in revenue from off-road vehicles was largely due to additional sales from SC Autosports, which became our wholly-owned subsidiary in the US in July 2018.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

Our cost of goods sold was $14.9 million during the first quarter, an increase of $7.9 million or 113.6% from $7 million in the same quarter of 2018. The increase was primarily due to the corresponding increase in sales.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

Gross profits in the first quarter was $3.1 million, an increase of $1.8 million or 133% from $1.3 million for the same period last year. Gross margin in the first quarter increased to 17.4% from 16.1% in the first quarter of 2018. The increase in gross margin was due to the higher gross margin from SC Autosports off-road vehicle sales.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

Total operating expenses in the first quarter were $3.2 million, an increase of 188.5% compared with $1.1 million in the same quarter of 2018. The increase in total operating expenses was primarily due to the increased general and administrative, which was $2.0 million in this quarter compared with $0.4 million in the same quarter last year, largely due to increased operation cost such as depreciation of fixed assets as the Hainan facility has begun its official production.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

GAAP net loss in the first quarter was $4.4 million or $0.09 loss per fully diluted share compared with GAAP net income of $3.7 million or $0.07 earnings per fully diluted share in the same quarter of 2018. The decrease was primarily attributable to the increased share of loss of the JV company compared to the same period of last year. The JV company’s first quarter net loss was $20 million and last year in the same period had net income of $1 million.

Zhu Xiaoying:

(Chinese spoken)

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kewa Luo:

Non-GAAP net loss in the first quarter was $4.5 million compared with non-GAAP net loss of $0.6 million in the same quarter of 2018. Non-GAAP loss per share was approximately $0.09 per fully diluted share for the first quarter of 2019 compared with non-GAAP adjusted loss per share of $0.01 per fully diluted share for the same quarter of 2018.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

Let me touch on the JV’s financials now.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

For the first quarter of 2019, the JV company’s net sales were $1.3 million. Gross loss was $0.02 million, and net loss was $20.2 million.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

During the first quarter of 2019, the JV company didn’t sell any EV products due to the transitional period.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

Kandi’s investments in the JV company are accounted for under the equity method of accounting. Since loan to equity conversion in the JV company was completed at the end of this quarter and the equity transfer has not been completed as of March 31, 2019, Kandi recorded 50% of the JV company’s loss of $10.1 million for this quarter. After eliminating intra-entity profits and losses, Kandi’s share of the JV company’s after-tax loss was $9.9 million for the first quarter of 2019.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

Next I will review the Company’s cash flow.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

For the first quarter of 2019, cash used in operating activities was approximately $14.0 million as compared to cash used in operating activities of approximately $1.1 million for the same period last year. The major operating activity that used the cash for first quarter of 2019 was an increase in other receivables and other assets of approximately $14.3 million and an increase of accounts receivable of $18 million. Meanwhile, the major operating activities that provided cash for first quarter of 2019 were an increase of accounts payable of approximately $22.6 million.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

For the first quarter of 2019, cash used in investing activities was $0.3 million as compared to cash used in investing activities of $3.9 million for the same period last year. The major investing activities that used cash for first quarter of 2019 were $0.3 million in purchases of company property.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

For the first quarter of 2019, cash used in financing activities was zero as compared to cash used in financing activities of $3.1 million for the same period last year. The major financing activities that provided cash for the first quarter of 2019 were proceeds from short-term bank loans of approximately $2.8 million. The major financing activities that used cash for the first quarter of 2019 were approximately $2.8 million of repayments of short-term bank loans.

Kewa Luo:

Operator--

Zhu Xiaoying:

(Chinese spoken)

Operator:

Ladies and gentlemen, if you’d like to ask a question, please signal by pressing star, one on your telephone keypad. If you’re using a speakerphone, please make sure your mute function is turned off to allow your signal to reach our equipment. Again, press star, one to ask a question. We’ll pause for just a moment to allow everyone an opportunity to signal.

We’ll take the first question from Arthur Porcari from Corporate Strategies Incorporated.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Arthur Porcari:

Good morning, all. Mr. Hu, great quarter, especially since we had the problems with the car sales shifting over to the--not a problem, but shifting over to the new vehicles. Kind an extended type question, multi-part here, but I want to first lay some groundwork here.

On March 25, Mr. Hu announced in regards to restructuring the JV equity as a fantastic move, shifting control of the 77.9% to Li Shufu’s Geely Holdings. As a long time follower of Kandi, I fully agree with Mr. Hu’s excitement; from a market point of view, though, to have China’s unquestionable top automaker and second wealthiest member of the government’s National People’s Congress representing the Kandi JV from a control position should have equated as if in the US to a control shift to an Elon Musk type, but obviously at least for now it has not.

With this transaction, Li Shufu has now shown total commitment by tripling his cash investment in the JV to over $317 million in just the past year. To put this in perspective, excluding only his $1.5 billion to buy Volvo, his Kandi JV investment is now surpassed by over $110 million his total cash investment in London Black Cab Company, Lotus, Malaysia’s top auto company Proton, Zhidou, Daimler SmartCar, and even the $3 million he first put up in 1997 to buy Geely Auto.

Go ahead and pass that on to Mr. Hu right now, and then I’ve got one more thing and then some questions.

Kewa Luo:

(Chinese spoken)

Yes, I have done with translating.

Arthur Porcari:

Okay. This is quite a show of confidence in the future of the JV by Li Shufu. While Kandi will receive over $1.50 a share in cash, which should put it in pretty excellent financial condition, though I guess we have not received any of that yet from the looks of the 10-Q, but at that time the market didn’t agree with Mr. Hu and punished the stock severely on the news.

I’ve got a series of four fairly short questions here. Can Mr. Hu tell the shareholders in his own words why he feels this was so strong a deal for Kandi that two days later he personally increased his open market purchase to over 700,000 shares by adding another 137,552 in the open market?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Thank you for your questions. Regarding your questions, I’d like to share that as the renewable energy vehicle industry is gradually developing and given the nations’ increasing support, both transitional car manufacturers and new innovative car manufacturers are all moving into the renewable energy vehicle manufacturing sector, therefore the competition in this market will be extremely, extremely intense. In the past two years, the renewable energy auto industry has been going through a reshuffling and manufacturers’ capabilities and branding must distinguish one another to survive. In order to bring the JV company back to its position as the leader in this sector, having Geely in charge will be the best option.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Geely’s capital investment in the JV company is a strong indicator of Geely’s confidence in strengthening and growing the JV company’s business. It is evident to us that Kandi’s 22% equity in the JV revenue will far exceed Kandi’s original 50% ownership, therefore I think this equity restructuring is the biggest achievement so far this year.

Additionally, like you said, I bought more than 130,000 shares of Kandi in the open market to show my support and confidence in the Company in view of our stock being seriously undervalued.

Arthur Porcari:

Okay. Is Kandi still going to be the main supplier of batteries and parts to the JV, and can you tell us what parts are included?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

According to the joint venture agreement, Kandi is definitely a major supplier with priority under the same conditions.

Arthur Porcari:

Okay. By the way, how about additional--I notice in the last few quarters that the mix has been starting to spread out. Are we finally starting to sell parts to other companies?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Yes, that will be the case going forward, we will gradually also sell the parts to other companies.

Arthur Porcari:

Okay. This has to do with the Bullet No. 3 on the press release that came out on the restructuring. Why was this transaction with Kandi done at registered capital level, and is it a good assumption to say that the two-year potential buyback of Kandi has an option to regain the interest from the JV from Li Shufu for Kandi shares? What percent would Kandi maybe allowed to buy back, do we know that yet?

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

You asked two questions. First is I think it is very positive news that Geely is willing to accept JV based on the registered capital valuation because relying on the JV’s own developing path, we no longer feel any advantages in such a competitive market. Imagine that if we continue this path with the industry reshuffling, then the JV company probably will become less valuable, so I think actually it’s the best option that Geely is willing to accept JV, based on the registered capital level.

Secondly, taking into account both parties’ aligned vision in collaboration during the equity restructuring, the two parties agreed to jointly explore the option of purchasing a portion of the JV company equity held by Geely in the form of issuing new shares within two years after the equity transfer, resulting in Geely becoming a significant shareholder of Kandi Technologies. This item was actually agreed upon based on the two parties’ thorough discussions. Whether or not to execute it within two years will depend on the extent to which such a move will help maximize Kandi Technologies shareholder value at that time. If by then it’s not going to be a great deal for Kandi shareholders, we’re not necessarily going to do it.

Arthur Porcari:

Okay. Since Mr. Hu mentioned it again over here, reminded us about his buying shares, is he thinking about buying any more shares or maybe, with the extra $76 million coming into the Company over the next quarter or so, what’s the chance that the Company might buy back some shares?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken) (Chinese spoken)

Kewa Luo:

Actually, we have already hosted our board meeting, and because right now is a quiet period, we cannot announce anything related to buybacks. But approximately next Tuesday, we will announce what we’re going to be doing regarding that.

Arthur Porcari:

Very good, thank you very much. Great quarter, good year ahead.

Operator:

The next question comes from Ted Schwartz, a private investor.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Ted Schwartz:

Yes, hi Kewa. With that visit from the MIIT people, has the joint venture now completed all of its necessary requirements to get the dual license, and if so, when does Mr. Hu expect he will be able to announce that they finally got it?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

First of all, the first license that we received that we had prepared for two years, and for the second one we have completed all the application process but this is going to be approved by the MIIT, and we believe that it’s going to be pretty soon in the near future that we should hear from them regarding the approval.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Once we receive this approval, we will announce the news immediately, Mr. Hu added.

Ted Schwartz:

Thank you.

Kewa Luo:

Thank you.

Operator:

The next question comes from Mike Pfeffer from Oppenheimer.

Mike Pfeffer:

Good morning, thanks for taking my call. How does Mr. Hu feel about is 20,000 unit forecast for this year, and is 75,000 to 100,000 units a realistic total goal for this year plus next year? Then I have one more quick question, thank you.

Kewa Luo:

(Chinese spoken)

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Right now, the Management Team is refining the business plan and objectives after the JV company restructuring, so until the plans are finalized, I think today I cannot share any detailed information. However, once the restructuring is complete, we will have more updated objectives I can share. In my opinion, with Geely’s management, I don’t think it’s going to be bad. It will be even better than what it used to be.

Mike Pfeffer:

Thank you. Just one more question. In early 2017, it was reported I the 2016 10-K that Kandi had been approached by Jinhua government agency to acquire Kandi’s legacy facility for around USD $160 million while Mr. Hu said on the last conference call he was in no hurry to sell it. Has its value increased over the past two years, and if so, how much? Once again, thank you.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

First of all, this land actually right now is becoming more and more valuable. It’s considered to be the best zoning by the government, so I think the more delayed, the better it’s going to become for us. I cannot make the initiation, I need to wait for the government officials to come to talk to me, and once in a while they do come to speak with me, but it hasn’t really officially discussed on this matter. So I do believe that sooner or later this land needs to be taken by the government, so it will be a great deal.

On the cash front, we’re going to receive money from the JV restructuring. Additionally, the subsidy payments are going to arrive soon too, so we shouldn’t have any cash flow problems.

Mike Pfeffer:

Thanks again.

Kewa Luo:

Thank you.

Operator:

The next question comes from Michael Fearnow from Focus Tech Investments.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Michael Fearnow:

Yes, hello. Thank you. According to your current press release, you’re clearly focused, or the joint venture is on ride sharing services, and that’s further confirmed by the two agreements that had previously been announced, one for 300,000 EVs over five years, which I believe will total about $7 billion in revenues for China’s largest ride hailing service, and the other one for 20,000 vehicles over three years for a Geely wholly owned subsidiary, which I understand is a white glove ride hailing service. On the last conference call, you talked about the requirement because of the government accreditation that the cars would be the K23 and the in-development K8V.

I’ve actually got a two-part question. The first part is, can you expand on pricing of the K23 and the K8V and when they will be likely put into production, and also any other similar cars that are in production?

Kewa Luo:

Thank you. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Since the beginning of the year, the JV company has done a great deal of groundwork for entering the online ride hailing market. The model K23 is the model that meets the online ride hailing vehicle specifications of the Chinese government. The ex-factory price is around RMB 100,000. The model K23 will start its trial operation in Hangzhou in the near future. The model K8 also meets the requirements of online ride hailing as the high end vehicle and is scheduled to launch in the market at the end of this year with an ex-factory price of around RMB 140,000.

Going forward, it’s anticipated that Geely together with the JV company will develop new models, including some features like autonomous driving, to meet the demand of the car share market.

Michael Fearnow:

Thank you. Kind of an additional follow-up, on the two joint venture agreements that have previously been announced, can you give us some guidance on how--because that totals 300,000 for five years and 20,000 for three years. Can you give us some guidance on how much will be delivered this year for those two agreements, and also could we expect announcements of similar agreements during this calendar year? If not, when would you expect that to happen?

Just a final note, when you get a final agreement on the restructuring of the joint venture, could we possibly expect a conference call to further expand on the details of this major restructuring? Thank you.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay. First of all, Mr. Hu is emphasizing that right now, we’re still in the process of refining the business plan for the JV company, so I really cannot share much right now since after the restructuring, it’s going to be under Geely’s control. But once we have the restructuring finished and the finalized version of the business plan, we will share with the market. I don’t think it’s necessary that we are going to host a conference call, but certainly I will share the plan with the market and the shareholders.

Michael Fearnow:

Thank you.

Kewa Luo:

Thank you.

Operator:

The next question comes from Karl Sherer from Ragir Consulting.

Karl Sherer:

Good morning and thank you for taking my question. Let me state first that my original interest in Kandi comes from the joint venture with China state grid to install the quick battery exchange as a nationwide standard for recharging electronic vehicles, so I was really interested that you are reviving this with the 300,000 EV program with the government-sponsored ride hailing program. Could you tell us if the new QBX is similar to the old one wit robotic arms on each side sliding out the old battery and the new one in, or is the model different? Then, has the Company put out any videos of the QBX working with the new electric vehicle generation? Is there also a mobile version of the QBX as was the case with the old one, and if so, will that also be available in the US models? Then I have an additional question.

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Hello?

Karl Sherer:

Yes, I’m waiting for--

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kewa Luo:

Yes, I think probably he is disconnected. But what he has said so far is Jianhua Ankao and his partner are actually developing a new automatic battery exchange equipment. It is expected to start a trial operation of this new equipment in the second quarter. After it is officially launched, we believe that it will increase battery power efficiency and largely reduce the labor cost, and this equipment will be also sold to the battery exchange companies too.

Karl Sherer:

I see. I’m assuming Kandi’s subsidiary, Jinhua An Kao is involved in the QBX. Just what is it that they sell, and who do they sell it to?

Kewa Luo:

Okay, hang on. I think Mr. Hu is disconnected. Operator?

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay, so right now actually it’s Jinhua An Kao to be in charge in developing the new QBX equipment, and they are also going to be in charge of selling the equipment to others. For example, the agreement we signed with China Resources Zhejiang, if they need the equipment, that will be sold by Jinhua An Kao.

Karl Sherer:

I see, thank you. I have one more question. I’m still, as many others, mystified by the joint venture share count, and I read in the filing that you posted that you have a prearrangement that after some time, Kandi can regain its original share in the joint venture for stock exchange with Kandi Technology Group shares. I’m wondering, will that exchange happen based on the share price of Kandi, or is it a prearranged percentage of Kandi shares that will automatically transfer back into the Geely joint venture? Could you give us some color on that?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kewa Luo:

I have discussed this earlier on the call, but I want to emphasize one more time that this is actually an open option. It’s not necessarily have to be done exactly, and in terms of the term of buying back the equity, it is depending on the situation then. If it’s not for the best interests of the Kandi Technologies shareholders, I wouldn’t do it. By then, the two parties still have opportunity to discuss whether it is the best option, so I think it will fully depend on whether it’s good for Kandi.

Karl Sherer:

I see, thank you.

Kewa Luo:

Thank you.

Operator:

The next question comes from Walter Hill from Carty & Company.

Walter Hill:

From the last conference call, Mr. Hu said okay, right now there are K23, K22, and EX3 are presently in production and in March we have plans of 300 K23 sets of EV parts for production at the Hainan facility, so we plan to have these 300 sets of EV parts produced this month so the sales probably will happen next month. My questions are, were the 300 new K23 sets produced in March and sold in April as expected and to who were they sold, and since Kandi still owns the Hainan facility, how does that affect Kandi’s revenues?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Well, the original plan was to finish production of these 300 K23 sets of EV parts by March, and they would be actually sold to the JV company gradually, but due to the JV company restructuring occurring sometime in the second half of March, so JV company right now is working on redefining its business plan. But, like I just said, the Hainan factory has already started to ship some sets of the EV parts to the JV company.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Because Hainan is still 100% owned to Kandi, so every sale that occurs, the revenue will be belonging to Kandi.

Walter Hill:

Thank you.

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Kewa Luo:

Thank you.

Operator:

The next question comes from Jack Cronen, a private investor.

Jack Cronen:

Can Mr. Hu give us an update on the US sales initiative? Basically I have two questions. The first question, as stated on the last conference call, are we still on track to have 50 to 100 cars sent to the US by the end of this month, and with the US EX3 be able to achieve a speed of at least 75 miles per hour with a range of 200 miles and have the fast charge feature, and will the K23 and K8 be considered for future US sales?

Kewa Luo:

Okay, thank you for the question. (Chinese spoken) Hello? Hello?

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Yes, we do still have the same plan that we are going to send 50 vehicles to the United States in the very near future. The model EX3 has a driving range of 300 kilometers, which is about 186 miles, and a top speed of 128 kilometers per hour, roughly 80 miles per hour. For the product safety reasons, we are not planning on installing the fast charge feature.

In terms of K23 and K8, we do have plans to ship K23 prototype to the US, but for K8, which is specifically developed for the Chinese online ride hailing market as the high end car, so K8 is not planning on exporting to the US.

Jack Cronen:

Thank you. My second question is I have heard that the export cars will be made in the Kandi-owned Hainan facility due to its immediate proximity to the international shipping port. If this is true, how will Kandi be booking these export sales, as higher value products or only as parts?

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Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

We are still--Mr. Hu is saying that we are still discussing all the available options, comparing which port options will give us the most cost effective way. Especially with the trade war going on, there is still a lot of items to think about, whether it’s better to sell the high value products or only parts, so we are waiting for the final conclusion.

Jack Cronen:

Okay, thank you very much. I appreciate the information.

Kewa Luo:

Thank you.

Operator:

The next question comes from Frank Blatterman, a private investor.

Frank Blatterman:

Yes, good morning to Kewa and a good evening to Mr. Hu. If I remember correctly, the introduction of the K22 was initially delayed about one year due to it’s being redesigned to meet European standards. My first question of two, have subsequent models such as the K23, K27, EX3, and the yet to be released K8 been designed to meet these standards also?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

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Kewa Luo:

Our EV products the K22 and EX3 have been redesigned and are in the process of being verified, and once they are done verifying, they are going to be shipped to the US and start trial sales. But other products like K27 and K8, since they are not designed to be sold in the US, so these ones are not being redesigned.

Frank Blatterman:

Kewa, I was specifically asking about the European standards. Do these particular models meet the European standards?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Yes, the K22 and EX3 are also meeting the European standards.

Frank Blatterman:

Okay, thank you. my second question, in light of the PRC delays in paying the old subsidies, it seems to me that exports should be getting a priority at this time as when we export to other countries, we don’t have to subsidize the subsidies and basically sell at a temporary loss, so therefore are exports plans in place or being considered for Europe and other Southeast Asia countries at this time?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

As for now, we want to focus our energy on developing the US market first, and the Management Team will take it into consideration based on how we do in the US.

Frank Blatterman:

Thank you very much.

Kewa Luo:

Thank you.

Operator:

The next question comes from Li Gao, a private investor.

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Li Gao:

Good morning Kewa and good evening Mr. Hu. I have two questions. The first one is fairly simple. It is about the subsidy payment. The China media reported the MIIT finally approved the subsidy payment for 2015 and ’16 in April, so from the list, from the approved list, the total amount for Kandi JV was around $130 million. Could Mr. Hu confirm this is accurate? If so, when would you expect it to be received and announced? (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay. (Chinese spoken) Mr. Hu is saying that I really appreciate that you’re following our news closely. The subsidy amount from sales in 2015 and ’16 the JV company should receive is about RMB 742.8 million, and subsidy pre-allocating amounts from sales in 2017 and ’18 is about RMB 131.8 million. All together, the total amount is about RMB 874.6 million, and translating it to US dollars is about $130 million, so what you said is almost correct, just ignoring the numbers after decimal and rounding the number.

The payment right now was already sent to the Ningbo Finance Borough from the National Finance Department, and now is waiting for the distribution. If everything goes right, it should arrive next week, but I cannot guarantee the timing since this is totally out of our hands. It’s depending on the government schedule.

Li Gao:

I would like to reaffirm, so Mr. Hu just said the money from the central government has arrived at the (inaudible) local agency (inaudible).

Kewa Luo:

By the Finance Borough, yes, on May 5th

Li Gao:

On May 5, yes. All right, thank you very much, that’s great news. (Chinese spoken) When you receive the money, will any of this cash be used to pay down the $17 million debt the JV company owes to Kandi? (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

If the JV company receives the money, it will pay most of the outstanding debt owed to Kandi. It should be.

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Li Gao:

Thank you. My second question is related--actually, I just--when I follow the conference call, (inaudible) Mr. Hu at one point mentioned after the JV reorg, (inaudible) government is going to invest almost RMB 10 billion in the JV company, but I think this point was lost in translation. Could Mr. Hu reconfirm that point, if I heard that correctly? (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Li Gao, you like to say it, or you want me to translate it?

Li Gao:

I think Mr. Hu just mentioned that after the JV reorg, the Geely is going to invest about RMB 10 billion in the newly re-orged JV company. A big chunk of that money--okay, a big chunk of that money will come from the local government, the local government support, but details how much is from where, it depends. All in all, Geely is going to invest a lot of money into the newly re-orged JV company.

Thank you very much, Mr. Hu.

Kewa Luo:

Thank you.

Operator:

The next question comes from William Northup, a private investor.

William Northup:

I don’t have anything to ask. Everything has been covered, thank you.

Kewa Luo:

Thank you. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay, thank you. Operator, if we don’t have any additional questions, we can close off.

Operator:

We do have a question from Bob Jackson, a private investor.

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Bob Jackson:

Thank you very much. My questions also have been answered.

Kewa Luo:

Okay, thank you. (Chinese spoken)

Operator:

There is one more question in the queue from Marc Guest from Synergence Ventures Group.

Marc Guest:

Thank you for taking my call. It seems that ride sharing is important to Mr. Hu’s vision for the future, and I’d like to confirm that this is shared by Li Shufu. If it is, I wish Mr. Hu would elaborate a little bit on the potential that he sees in the ride sharing market in China as well as globally. The value of Kandi’s stock on the market, Mr. Hu has shared that it has been frustrating to him in the past, and when I take a look at the ride sharing statistics on Didi Chuxing, we’re looking at a company--in the United States, just to couch it, Uber has 5 million ride sharing drivers. In China, it’s very hard for the US mind to recognize the value of just this individual ride sharing deal. But is it possible that Mr. Hu has not shared with the US investor that there are 31 million drivers that drive for Didi Chuxing and with this new agreement for the financing, is it not very possible--I look at--it is not possible that this is a more potential, well beyond the 300,000 cars over five years? That’s the first part of my question.

Kewa Luo:

Are you basically saying that there is anything Mr. Hu hasn’t shared with you that the contract with Didi will be more than 300,000 EVs, given the 31 million drivers they have, they right now have in the China market?

Marc Guest:

Yes, they have 300,000 drivers, the government is requiring that this is the car that’s going to be used, the alliance is going to be building their cars primarily with Kandi. It’s going to be financed and set up properly. There’s 31 million drivers already working for Didi Chuxing that would be replacing into these cars. Could we not see a little elaboration from Mr. Hu on where this--where he sees this market for ride sharing evolving?

Kewa Luo:

Okay. (Chinese spoken)

Marc Guest:

And how will it play in for Kandi--I’m sorry, go ahead.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

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Kewa Luo:

I hear that you’re asking two questions from what you just said. First, both LI Shufu and I have great confidence and hope in the online ride hailing market in China, and especially given all the environment and the transportation constraints in China. Nowadays, a lot of people, they prefer riding the online hailing services other than driving their own residential cars, because simply they don’t want to pay more for parking and the traffic is just very frustrating, therefore this is going to be market full of potential going forward.

Secondly, even though there are 31 million drivers on the Didi platform, I do believe that things need to take step by step. You cannot take the whole pie at once. With the collaboration with the alliance that we are going to provide 300,000 EVs within five years, I think that’s already a great contract for us. If we can achieve that, it’s another milestone for us and we think it’s better to take time to do what we can, and step by step.

Marc Guest:

I understand and appreciate that. Last quarter, we found out at the conference call, and I appreciate that Kandi really likes to share their color at the conference call, last quarter we found out that there was a new model, and we found it out at the conference call. In this conference call, we’ve found that you are moving a little stronger into the self driving and that is a vision for your future. I would like to ask Mr. Hu to open up a little bit about any of these issues that he feels that the US investor should be aware of.

Kewa Luo:

You mean self driving, meaning autonomous driving features?

Marc Guest:

I mean, we’ve found out things--for me to hear that we have $130 million coming in from the payments that was owed for 2015 and ’16, and then for me to know that there’s another $140 million or $150 million that is owed by the government for 2017 and--’16 and ’17, excuse me--

Kewa Luo:

Well altogether, actually--I’m sorry, actually it’s altogether from ’15, ’16, ’17, ’18 all together. It’s $130 million in total US dollars.

Marc Guest:

No, isn’t this just for the first two years repayments?

Kewa Luo:

No, no, no. For the first two--let me just reemphasize. For the ’15, ’16, the total subsidy payment JV should receive is RMB 742 million, and the pre-allocating amount that the JV is going to receive for ’17 and ’18 is--let me see, is RMB 131.8 million. Together, it’s RMB 874.6 million, so approximately USD $130 million. This is for four years--from ’15 to ’18.

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Marc Guest:

I see, Kewa. Well, the question that I’m asking at this point is if there any other vision that Mr. Hu would like to share of things that he feels makes--are we going--look, Mr. Hu has been regarded in the past as the father of the electric car in publications. The Company does not tout its strengths. The Company owns four factories with substantive value. It’s quite conceivable that Mr. Hu would feel that the value of the Company is vastly understated, but when we’ve given a substantive amount of the JV to Geely, it would be helpful for us to have more color from Mr. Hu on these conference calls for why he feels that’s such a strong play. We feel we’re in the launch seat of a rocket and I just want to have a little more color from Mr. Hu of what we should look forward to as investors under this new restructuring.

Kewa Luo:

Okay, okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Well, I do think that after the JV restructuring, I will be less involved in JV’s daily operation. It will be taken over by Geely, which will be definitely a very positive thing, especially with the sufficient cash flow. For me, Hainan is still going to be under Kandi, so what I’m going to focus on is to really focus on the R&D, to focus on our car share market, and also spend more energy on the technology side of the EV, for example the autonomous driving, the flying car, and I hope that Kandi Technologies in the future will become a high tech EV company, and that’s my vision.

Marc Guest:

I very much appreciate Mr. Hu’s sharing of that and his history in this industry. I would love to suggest that it become a little bit more prominent in your publication, that he’s spent many years in this industry, and I just wanted to express my respect. Thank you very much.

Kewa Luo:

Thank you. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Operator, are we done with all questions?

Operator:

We have a follow-up question from Frank Blatterman, a private investor.

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Frank Blatterman:

Yes, thank you for taking my question. When is carbon credit trading expected to start, and will these credits be sold on the open market or used by Geely to offset its ICE business requirements?

Kewa Luo:

Sorry Frank, repeat one more time? You’re skipping a little bit.

Frank Blatterman:

Okay, when is carbon credit trading expected to start, and will these credits be sold on the open market or used by Geely to offset its ICE business requirements?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Well, this again is still under discussion. We haven’t seen any final decision coming out from the government, so I cannot comment anything. But if this is finalized, I do believe that it’s going to be for JV, it’s not going to have anything to do with Geely and their business.

Frank Blatterman:

Okay, thank you very much.

Kewa Luo:

Thank you, Frank.

Operator:

There are no further questions. I’d turn it back to our speakers today for any additional or closing remarks.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Thank you ladies and gentlemen for attending today’s meeting. On behalf of the Board of Directors and the Management Team at Kandi Technologies Group, I would like to reaffirm our commitment. We will continue to work diligently to maximize shareholder value by focusing on growing our EV business strategically and our car share business while delivering strong operational results. Thank you again for your understanding and support. We look forward to talking with you in the next meeting. If you have any additional questions, please don’t hesitate to contact our Investor Relations department. Thank you, goodbye.

Operator:

Ladies and gentlemen, this concludes today’s call. Thank you for your participation. You may now disconnect.

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